UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          July 1, 2020

_______________________________

Network-1 Technologies, Inc.

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	001-15288	11-3027591
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

445 Park Avenue, Suite 912, New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

(212) 829-5770

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NTIP	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On July 1, 2020, Network-1 Technologies, Inc. (the “Company”) announced that the U.S. Patent and Trademark Office issued U.S. Patent No. 10,700,856 (Key Derivation for a Module Using an Embedded Universal Integrated Circuit Card). The claims in the newly issued patent are generally directed towards a subscription manager system for distributing a profile and updating profiles on embedded universal integrated circuit cards (eUICC or embedded sim cards).

The newly issued patent arises from a patent application contained in the M2M/IoT patent portfolio acquired by the Company in December 2017 (the “M2M/IoT Patent Portfolio”). With this latest issuance, the M2M/IoT Patent Portfolio now includes twenty-nine (29) issued U.S. patents and five (5) pending U.S. patent applications, plus seven (7) additional pending non-U.S. patent applications. The Company anticipates further issuances of additional claims for the M2M/IoT Patent Portfolio.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release dated July 1, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK-1 TECHNOLOGIES, INC.

Dated July 2, 2020	By:	/s/ Corey M. Horowitz
	Name: Title:	Corey M. Horowitz Chairman & Chief Executive Officer